Exhibit 10.1

February 20, 2006

Mr. Pat L. Flinn
1050 N. Waterway Drive
Fort Meyers, FL 33919

Dear Pat,

For personal reasons I would like to retire from the Theragenics’ Board effective with the 2006 Annual Meeting.

Sincerely,

/s/ Earnest W. Deavenport, Jr.